[QNB LOGO]                                                   P.O. Box 9005
                                                 Quakertown, PA 18951-9005
                                                          TEL 215-538-5600
                                                          FAX 215-538-5765
                                                               www.QNB.com


FOR IMMEDIATE RELEASE

           QNB CORP. ANNOUNCES RECORD DATE FOR TWO-FOR-ONE STOCK SPLIT

QUAKERTOWN, PA (August 25, 2003). QNB Corp. is pleased to announce, in connection with its previously announced two-for-one stock split, the payable date for the stock split will be October 14, 2003. The stock split will be payable to shareholders of record as of the close of business on September 30, 2003.

QNB Corp. is the parent company of The Quakertown National Bank. The Bank has more than $500 million in assets and seven office locations serving Upper Bucks, Southern Lehigh and Northern Montgomery Counties.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

                                      # # #

Contact: Thomas J. Bisko
215-538-5612